YERBA OREGON, LLC

Financial Statements and
Independent Accountants' Report
December 31, 2018 and 2017

YERBA OREGON, LLC
December 31, 2018 and 2017

TABLE OF CONTENTS

INDEPENDENT AUDITOR'S REPORT

To the Members
of Yerba Oregon, LLC

We have audited the accompanying financial statements of Yerba Oregon, LLC (an Oregon limited liability company), which comprise the balance sheet as of December 31, 2018, and the related statements of operations, members' equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yerba Oregon, LLC as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company engages in the production and sale of cannabis and related products, an activity that is illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the "ACT"). In addition, substantially all of the assets and certain liabilities of Yerba Oregon, LLC were sold to another company in June 2019 and the members expect to cease operations in 2020. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois, United States of America

January 14, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Yerba Oregon, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Yerba Oregon, LLC (the Company) as of December 31, 2017, and the related statement of operations, statement of changes in member's equity, and cash flows for the year ended 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully explained in Note 1, the Company engages in the production and sale of cannabis and related products, an activity that is illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the "ACT"). This fact raises substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

L. J SOLDINGER ASSOCIATES, LLC

/s/ L J SOLDINGER ASSOCIATES, LLC

Deer Park, Illinois

December 10, 2018

We have served as the Company's auditor since 2018.

YERBA OREGON, LLC
Balance Sheets
December 31, 2018 and 2017

ASSETS		2018		2017
CURRENT ASSETS:				
Cash	$	9,595	$	338,857
Receivables, net of allowance		134,780		171,153
Prepaid expenses		10,740		30,770
Inventory		483,460		747,012
Total current assets		638,575		1,287,792
Property, plant and equipment, net		966,597		1,272,708
Intangible assets, net		35,000		35,000
Other assets		-		22,500
TOTAL ASSETS	$	1,640,172	$	2,618,000
LIABILITIES AND MEMBERS' EQUITY				
CURRENT LIABILITIES:				
Accounts payable and accrued liabilities	$	237,336	$	109,845
Accrued interest – related party		176,070		117,020
Short term notes payable – related party		770,585		515,585
Deferred revenue		-		9,600
Current portion of notes payable		5,781		5,299
Total current liabilities		1,189,772		757,349
Long term liabilities				
Notes payable, less current portion		14,453		20,716
TOTAL LIABILITIES		1,204,225		778,065
Commitments and contingencies				-
Members' equity				
Total members' equity		435,947		1,839,935
TOTAL LIABILITIES AND MEMBERS' EQUITY	$	1,640,172	$	2,618,000

The accompanying notes are an integral part of these audited financial statements.

YERBA OREGON, LLC
Statements of Operations
Years ended December 31, 2018 and 2017

		2018		2017
Revenues	$	1,794,967	$	3,887,212
Cost of revenues		1,908,046		1,484,562
Gross profit		(113,079)		2,402,650
Operating expenses				
General and administrative		757,208		1,158,054
Sales and marketing		85,545		97,756
Professional fees		130,082		50,851
Depreciation, amortization and impairment		311,465		281,137
Total operating expenses		1,284,300		1,587,798
Income (Loss) from operations		(1,397,379)		814,852
Other income (expenses)				
Interest expense – related party		(59,051)		(53,902)
Other income		11,632		800
Other expenses		(1,090)		-
Total other income (expenses)		(48,509)		(53,102)
Income (loss) before income tax		(1,445,888)		761,750
Income tax expense		(1,100)		(1,098)
Net income (loss)	$	(1,446,988)	$	760,652

The accompanying notes are an integral part of these audited financial statements.

YERBA OREGON, LLC
Statements of Changes in Members' Equity
Years ended December 31, 2018 and 2017

		Members' Equity (Deficit)
Balance, December 31, 2016	$	1,079,283
Net income (loss)		760,652
Balance, December 31, 2017		1,839,935
Capital contributions		43,000
Net income (loss)		(1,446,988)
Balance, December 31, 2018	$	435,947

The accompanying notes are an integral part of these audited financial statements.

YERBA OREGON, LLC
Statements of Cash Flows
Years ended December 31, 2018 and 2017

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net income (loss)	$ (1,446,988)	$ 760,652
Adjustments to reconcile net income (loss) to net cash used in operating activities:		
Depreciation and amortization	311,465	281,137
Loss on sale of property, plant and equipment	1,090	-
Changes in operating assets and liabilities:		
Receivables	1,136	(166,248)
Allowance for doubtful accounts	35,237	-
Prepaid expenses	20,030	43,108
Inventory	263,552	(191,112)
Other assets	22,500	(1,675)
Accounts payable and accrued liabilities	127,491	2,770
Accrued interest, related party	59,050	53,902
Deferred revenue	(9,600)	9,600
Net cash provided by (used in) operating activities	(615,037)	792,134
CASH FLOWS FROM INVESTING ACTIVITIES:		
Purchase of property, plant, and equipment	(18,444)	(226,335)
Proceeds from sale of property, plant and equipment	12,000	-
Net cash used in investing activities	(6,444)	(226,335)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Repayment of notes payable – related party	-	(303,570)
Proceeds from short term notes payable, related party	255,000	15,000
Payments on notes payable	(5,781)	(2,890)
Proceeds from capital contributions	43,000	-
Net cash (used in) provided by financing activities	292,219	(291,460)
Net increase (decrease) in cash	(329,262)	274,339
Cash at beginning of period	338,857	64,518
Cash at the end of the period	$ 9,595	$ 338,857
Supplemental Disclosure of Cash Flows Information:		
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ (1,100)	$ (1,099)
Non-cash Investing and Financing Activities:		
Financed equipment purchase	$ -	$ 28,905

The accompanying notes are an integral part of these audited financial statements.

YERBA OREGON, LLC
NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business

Yerba Oregon, LLC (the Company) was formed in the state of Oregon on February 13, 2015 with a perpetual existence. The Company's initial principal business to supply marijuana product to the medical market. When Oregon legalized recreational marijuana, the Company applied for and was granted a marijuana producer license in April 2016 and its license to supply medical marijuana was returned to the state per state regulations. The Company is a wholesale producer of recreational marijuana flower, by-product and pre-roll product in the state of Oregon.

The Company operates using the name "Yerba Buena a Fine Cannabis Company" and registered the name as an Assumed Name in the state of Oregon in January 2016.

Going Concern

These audited financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. While the recreational use of cannabis is legal under the laws of certain States, where the Company is currently producing or selling cannabis, the use and possession of cannabis is illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the "ACT"). Cannabis is currently included under Schedule 1 of the Act, making it illegal to cultivate, sell or otherwise possess in the United States.

On January 4, 2018 the office of the Attorney General published a memo regarding cannabis enforcement that rescinds directives promulgated under former President Obama that eased federal enforcement. In a January 8, 2018 memo, Jefferson B. Sessions, then Attorney General of the United States, indicated enforcement decisions will be left up to the U.S. Attorney's in their respective states clearly indicating that the burden is with "federal prosecutors deciding which cases to prosecute by weighing all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of federal prosecution, and the cumulative impact of particular crimes on the community." Subsequently, in April 2018, President Trump promised to support congressional efforts to protect states that have legalized the cultivation, sale and possession of cannabis, however, a bill has not yet been finalized in order to implement legislation that would, in effect, make clear the federal government cannot interfere with states that have voted to legalize cannabis. Further in December 2018, the US Congress passed legislation, which the President signed on December 20, 2018, removing hemp from being included with Cannabis in Schedule I of the Act.

Should the United States Federal Government choose to begin enforcement of the provisions under the Act, the Company could be prosecuted under the Act and the Company may have to immediately cease operations and/or be liquidated. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

In addition, in June 2019, the Company and Stem Holdings, Inc. (as more fully described in Note 10) consummated the acquisition of the operations of Company and substantially all of the assets of the Company and assumed certain liabilities of the Company. The members of the Company expect to wind down and dissolve the Company in early 2020.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The audited financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("GAAP").

Note 2 – Summary of Significant Accounting Policies (continued)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The significant estimates include, but are not limited to, assumptions used in inventory valuation and useful life of fixed assets.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Accounts Receivables and Concentration of Credit and Other Risks

Receivables consist primarily of amounts due to the Company from its normal business activities. An allowance for doubtful accounts is to reflect the expected collectability of receivable based on past collection history, evaluation of economic conditions as they may impact our customers, and specific risks identified in the portfolio. The Company determines the past due status of trade receivables based on our terms with each customer. Account balances are charged off against the allowance for doubtful accounts when collection efforts have been exhausted and the account receivable is deemed worthless. Any subsequent recoveries of charged off account balances are recorded as income in the period received. As of December 31, 2018, the Company has determined that an allowance for doubtful accounts was required in the amount of $35,237.

As of December 31, 2017, we had 2 customers who comprised 10% or more of our accounts receivable and their combined accounts receivable totaled approximately $100,000. For December 31, 2018 we had one customer who comprised 10% or more of our accounts receivable totaling approximately $18,000.

For the year ended December 31, 2017 we had no customers with sales in excess of 10% of our revenue. For the year ended December 31, 2018 we had one customer which accounted for approximately 12% of our revenue.

For the year ended December 31, 2018 and 2017 the Company had cash deposits in excess of the National Credit Union Share Insurance Fund (NCUSIF) insured limits of $Nil and $88,857 respectively.

The Company's operations are dependent on its licenses with the Oregon Liquor Control Commission ("OLCC") which are required to be renewed yearly (Ref: Note 10 – Other events). In addition the Company is geographically limited with respect to its sales as its license is exclusive to the State of Oregon.

Fair Value of Financial Instruments

The carrying amounts of our financial instruments, including accounts receivable and accounts payable are carried at cost, which approximates their fair value due to their short-term maturities.

The Company follows the fair value measurement rules, which provides guidance on the use of fair value in accounting and disclosure for assets and liabilities when such accounting and disclosure is called for by other accounting literature. These rules establish a fair value hierarchy for inputs to be used to measure fair value of financial assets and liabilities. This hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1 (highest priority), Level 2, and Level 3 (lowest priority).

Note 2 – Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (cont'd):

Level 1— Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the balance sheet date.

Level 2— Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data.

Level 3— Inputs are unobservable and reflect the Company's assumptions as to what market participants would use in pricing the asset or liability. The Company develops these inputs based on the best available information.

Inventory

Inventories consisted of finished goods and work-in-progress. Finished goods consists of flower product, by-product from the flower product and pre-roll product ready for sale. Work-in-process consists of live plant in various stages of development, harvested product waiting for processing and product being processed to products for sales, finished goods. Inventory is valued using the specific identification method at the lower of cost consisting of direct costs, overhead and estimated shrinkage occurring during the inventory process of finished goods or net realizable value of inventory categories.

Vendor Concentration

The Company does not have any purchases from any one vendor comprising more that 10% of total purchases for 2018 and 2017. The Company does not believe it is substantially dependent upon nor exposed to any significant concentration risk related to purchases from any single vendor.

Concentration risk

The recreational use of cannabis is legal under the laws of the state of Oregon as well as 9 other states in the U.S. Licenses for the sale of recreational cannabis limits sales to within the state in which the license is issued. The use and possession of cannabis continues to be illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the "ACT"). As a result of these and other limitations imposed on the Company's business operations relative to its licensed area of operations, the Company may be substantially exposed to additional operational risks which may occur in the event there are adverse changes to State policy, Federal policy, tax laws, or over expansion of the cannabis market within the State, resulting in an inability to effectively monetize products and carry out profitable operations.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Expenditures that materially extend the useful life of an asset are capitalized. Repairs and maintenance are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of assets of generally seven years. Assets are depreciated starting at the time they are placed into service.

Leasehold improvements are amortized over the shorter of the lease term (including reasonably assured renewal periods) which range from three to six years or their estimated useful life.

Note 2 – Summary of Significant Accounting Policies (continued)

Intangible assets

Intangible assets are evaluated to determine their estimated useful life or if an indefinite life asset is present. For assets with an estimated useful life are amortized using a straight-line method over their useful life. Intangibles are evaluated annually for impairment each December 31 of each year. The Company has evaluated its intangibles for impairment and determined that no impairment was necessary as of December 31, 2018.

Intangible asset is comprised of the Company's domain name – "www.yerbabuena.com".

Impairment of long-lived assets

The Company evaluates the carry value of its long-lived assets and infinite-lived intangibles for events or changes in circumstances indicate the carrying amounts may not be recoverable. If such indicators are present, the Company assesses the recoverability of affected assets by determining whether the carrying value of such assets is less than the sum of the undiscounted future cash flows of the assets. If such assets are found not to be recoverable, the Company measures the amount of such impairment by comparing the carrying value of the assets to the fair value of the assets, with the fair value generally determined based on the present value of the expected future cash flows associated with the assets. No impairment has been recorded for the periods ended December 31, 2018 and 2017.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, *Revenue Recognition*. Revenue is recognized when all the following criteria have been met:

i) persuasive evidence of an arrangement exists;
ii) delivery has occurred, or services have been rendered;
iii) the sales price is fixed or determinable; and
iv) collectability is reasonably assured.

Sales Discounts

The Company classifies discounts given to customers for product purchased as a reduction to sales revenues.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $27,790 and $35,493 for the fiscal years ended December 31, 2018 and 2017, respectively.

Research and Development

Research and development ("R&D") costs are charged to expense as incurred and are included in general and administrative costs in the accompanying statement of operations. R&D expenses were $20,786 and $27,512 for the years ended December 31, 2018 and 2017 respectively.

Recent accounting pronouncements

In May 2014, the FASB issued "*Revenue from Contracts with Customers*, as amended." The standard is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The accounting guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgements and changes in judgements and assets recognized from costs incurred to obtain or fulfill a contract. In

Note 2 – Summary of Significant Accounting Policies (continued)

Recent accounting pronouncements (cont'd)

July 2015, the FASB approved a one-year delay in the effective date. The Company expects to adopt this standard in fiscal 2019. The adoption of this guidance is not expected to have a significant impact on the Company's financial statements.

In August 2016, the FASB issued ASU No. 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments". This standard clarifies the presentation of certain specific cash flow issues in the Statement of cash flows. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company's financial statements. The Company expects to adopt this standard in fiscal 2019.

In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash". This standard requires entities to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows and no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. This standard is effective for companies who are SEC filers for fiscal years beginning after December 15, 2017, including interim periods within those years, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company's financial statements. The Company expects to adopt this standard in fiscal 2019.

In January 2017, the FASB issued ASU No. 2017-01, "Business Combinations (Topic 805): Clarifying the Definition of a Business". This standard changed the definition of a business to help entities determine whether a set of transferred assets and activities is a business. This standard is effective for companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company's financial statements. The Company expects to adopt this standard in fiscal 2019.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, *Simplifying the Test for Goodwill Impairment ("ASU 2017-04")*. This standard eliminates Step 2 from the goodwill impairment test. Instead, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value, not to exceed the total amount of goodwill allocated to the reporting unit. ASU 2017-04 is effective for the Company beginning January 1, 2020. The adoption is not expected to have a material impact on the consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09, "Stock Compensation (Topic 718): Scope of Modification Accounting". This standard clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as a modification, with entities applying the modification accounting guidance if the value, vesting conditions or classification of the award changes. In addition to all disclosures about modifications that are required under the current guidance, entities will be also required to disclose that compensation expense has not changed if applicable. This standard is effective for companies who are SEC filers for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted, including any interim period for which financial statements have not yet been issued or made available for issuance. The adoption of this guidance is not expected to have a significant impact on the Company's financial statements. The Company expects to adopt this standard in fiscal 2019.

Note 2 – Summary of Significant Accounting Policies (continued)

Reclassification

Certain prior period balances have been reclassified to conform to the current period presentation in the Company's financial statements and the accompanying notes.

Income taxes

The Company is a Limited Liability Company taxed as a Partnership under the Internal Revenue Code of the United States. Accordingly, for all periods presented, all earnings and loss passes through to the members' personal income tax returns.

We record state level excise taxes and minimum taxes due as "income taxes" for financial statement reporting purposes. For the years ended December 31, 2018 and 2017the company recorded $1,100 and $1,099 respectively.

Note 3 – Inventory

The following is a breakdown of inventory as at December 31, 2018 and 2017:

	As of December 31,	
	2018	2017
Finished goods	317,216	543,983
Work-in-progress	166,244	203,029
	$ 483,460	$ 747,012

Note 4 – Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2018 and 2017:

	December 31,	
	2018	2017
Vehicle or transport equipment	71,334	85,134
Machinery and equipment	1,028,208	1,026,226
Office equipment and tools	27,118	27,118
Leaseholder improvement	613,182	596,720
	1,739,842	1,735,198
Less accumulated depreciation and amortization	(773,245)	(462,490)
Property and equipment, net	$ 966,597	$ 1,272,708

Depreciation and amortization expense amounted to $311,465 and $281,137 for the years ended December 31, 2018 and 2017, respectively.

Note 5 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at December 31, 2018 and 2017 consist of the following:

	December 31,	
	2018	2017
Accounts payable	$ 168,411	$ -
Accrued compensation and related taxes	46,692	60,261
Accrued expenses	22,233	49,584
	$ 237,336	$ 109,845

Note 6 – Note Payable

Notes payable consisted of the following as of December 31, 2018 and 2017:

	December 31,	
	2018	2017
Notes payable	$ 20,234	$ 26,015
Less: current portion	(5,781)	(5,299)
Debt, long term	$ 14,453	$ 20,716

In 2017, the Company financed the purchase of a tractor valued at $28,905. The financing provided by the vendor was 0% interest for 60 months with monthly payments under the note of $481. The Company chose not to record a discount when applying a fair value interest rate as the amount is immaterial.

Debt maturities as of December 31, 2018 are as follows:

2019	5,781
2020	5,781
2012	5,781
2022	2,891
Total	$ 20,234

Note 7 – Related Party Transactions

During the year ended December 31, 2015 the Company entered into various note agreements for total of $254,155 with a Member of the Company. The loans bear interest at a rate of 8% per annum and are due two years from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

During the year ended December 31, 2016 the Company entered into various additional note agreements for a total of $550,000 with the same Member of the Company. The loans bear interest at a rate of 8% per annum are due one year from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

Note 7 – Related Party Transactions (continued)

During the year ended December 31, 2017 the Company entered into an additional note agreement for total of $15,000 from the same Member of the Company. The loans bear interest at a rate of 8% per annum are due one year from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

During the year ended December 31, 2018 the Company entered into an additional note agreement for total of $255,000 from the same Member of the Company. The loans bear interest at a rate of 8% per annum are due one year from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

In the year ended December 31, 2017, the Company made repayments of $303,570 on these notes. As of December 31, 2018, and 2017 the Company had a balance of short-term notes payable to a Member totaling $770,585 and $515,585 respectively. The related party has not called a default on any amounts past due.

Note 8– Commitments and Contingencies

On January 1, 2016, the Company entered into a sublease with Laurel Road Properties LLC, which is owned by two members of the Company for certain real estate located in Hillsboro, Oregon. The initial term of the lease was 18 months, commencing on January 1, 2016. The initial base rent was $5,000/month, increasing to $7,000/month from February 1, 2016 to June 30, 2016, and thereafter increasing to $7,500/month for the remaining term of the lease. In addition to this rent, there is a $7,500 security deposit and prepaid rents of $15,000 which were to be applied to the final two month's rent in the final year of the lease. The lease provides for an option to renew for three (3) additional 1-year terms on three months prior written notice, with the first extension year rent at $8,000/month, the second-year extension rent at $8,240/month, and the third extension year rent at $8,488/month, if exercised. The Company exercised its right to renew in each of fiscal 2017 and 2018 for a one-year term, whereunder the lease would expire June 30, 2019. On January 28, 2019 the Company entered into a Termination Agreement with respect to the sublease and forfeited its Security Deposit in the amount of $7,500 in consideration of the early termination along with $15,000 which represented the final two months rent under the lease. The termination of the lease becomes effective upon closing of the APA with Stem Holdings, LLC. Subsequently in February 2019, the Company, Eendrag, LLC and Laurel Properties, LLC entered into an amended agreement whereby the Company agreed to an increase in the rental payments under its July 2018 extension to $10,035 per month, subject to termination upon closing of the APA with Stem Holdings, Inc. The agreement terminated in June 2019 upon closing the APA with Stem Holdings, Inc. (see Note 10).

Total net rent expense for 2018 was $122,204. The Company presently has no future commitments under non-cancellable operating leases with terms longer than one year.

As noted earlier in Note 1, the Company engages in a business that constitutes an illegal act under the laws of the United States Federal Government. This raises several possible issues which may impact the Company's overall operations, not the least of which are related to traditional banking and other key operational risks. Since cannabis remains illegal on the federal level, and most traditional banks are federally insured, those financial institutions will not service cannabis businesses. In states where medical or recreational marijuana is legal, dispensary owners, manufacturers, and anybody who "touches the plant", continue to face a host of operational hurdles, including a reluctance by traditional banks to do business with them. Aside from a huge inconvenience and the need to find creative ways to manage financial flow, payroll logistics, and payment of taxes, this also poses tremendous risks to controls as a result of operating a lucrative business in cash. This lack of access to traditional banking may inhibit industry growth.

Note 8 – Commitments and Contingencies (continued)

Despite the uncertainties surrounding the Federal government's position on legalized marijuana, the Company does not believe these risks will have a substantive impact on its planned operations in the near term.

Note 9 – Membership Interest

One of the Company's members contributed $430,431 in July 2015, the Company also received a total of $1,000,000 of advances in 2015 from two members, which were reclassified to Capital contributions in 2016. In 2016 the Company received $880,000 in cash contributions from several members. In 2018 the Company received $43,000 in cash contributions from a member.

Each member can vote based on their membership interest as a percentage of the total membership interest. A member can voluntarily withdraw from the Company; however, they can be held liable for breach of the Company's operating agreement and for any damages arising from the withdrawal and will not be entitled to any distributions from the Company as a result of the withdrawal. Each member is subject to future capital contributions, which are determined by the managers of the Company, and if the member does not meet the capital call they will be considered in default until the contribution is made in the future. The defaulting member will not be allowed to vote on any issues or participate in any membership meetings until the default is cured.

Profits are allocated to each member in an amount up to, but not exceeding, the aggregate amount of losses previously allocated to that member, with any additional profit and losses allocated to the members based on their ownership as a percentage of total ownership.

Note 10 – Other Events

On October 8, 2018, Stem and Yerba entered into an Asset Purchase Agreement (the "Agreement") which provided for Stem Holdings, Inc. to purchase certain assets and assume certain liabilities of Yerba, including the entirety of its cannabis operations.

On April 8, 2019, the parties entered into an Interim Closing Agreement whereby the Company transferred certain intellectual property to Stem for a cash payment of $350,000. The intellectual property acquired by Stem included: Seller's trademarks, copyrights, trade secrets, software, and other intangible assets such as tradenames, internet domains, telephone numbers, e-mail addresses, and other similar items, together with associated listings and registrations.

On June 28, 2019, Stem received regulatory approval from the OLCC and concluded the acquisition of the Company. In total, upon closing Stem had paid to Yerba and the member of Yerba (i) $350,000 in cash; (ii) entered into a $400,000 non-negotiable promissory note and (iii) issued 1,931,506 shares of its common stock, valued at $4,059,332.

Note 11 – Subsequent events

In 2019 a member advanced the Company approximately $225,000.

In May and June 2019, prior to the closing of the Agreement, Stem Holdings, Inc. advanced the Company $173,000.

Management has evaluated events subsequent to December 31, 2018 through January 14, 2020, the date the financial statements were available for issuance